UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)

(8604) 1182209211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2020, the Registrant entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Yunfei Lu, a citizen of the People’s Republic of China (the “PRC”) (“Buyer”), pursuant to which the Registrant will sell, convey and transfer its legacy business, through the sale of all the issued and outstanding shares of the capital stock of NF ENERGY SAVING INVESTMENT LIMITED, a company organized under the laws of the British Virgin Islands (“Parent”) (the “Asset Sale”) to Buyer. Parent owns, indirectly, all the issued and outstanding shares of the capital stock of LIAONING NENGFA WEIYE ENERGY TECHNOLOGY CO., LTD., a company organized under the laws of the PRC (the “Target”).

The aggregate sale price for the Asset Sale is US$ 10,000,000, determined based on the net value of the total assets of the Target as shown on the Target’s financial report as of September 30, 2019, to be paid in cash at the closing. The closing of the Purchase Agreement is expected to be in or about May, 2020.

The Purchase Agreement contains customary representations, warranties and covenants of the Registrant including, among others, a covenant to use best efforts to conduct its operations in the ordinary course during the period between the execution of the Purchase Agreement and the completion of the Asset Sale.

The closing of the Purchase Agreement is subject to the satisfaction of certain conditions, including that the representations and warranties of the parties contained in the Purchase Agreement are true and correct in all material respects on the closing date, that applicable consents and approvals required to be obtained by the parties have been obtained and not withdrawn.

The Purchase Agreement may be terminated under certain circumstances, including by either party if the other party is in material breach of any representation, warranty or covenant contained in the Purchase Agreement.

The Registrant has also agreed to indemnify Buyer with respect to losses Buyer suffers related to or resulting from any breach of the Registrant’s representations, warranties, covenants and agreements.

The Board of Directors of the Registrant has approved the Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibits 4.1 hereto, and is incorporated herein by reference.

Item 8.01. Other Information.

On April 1, 2020, the Registrant issued a press release announcing the entry into of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1, may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events including the current coronavirus pandemic outbreak; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Stock Purchase Agreement dated March 31, 2020
99.1	Press Release dated April 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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